SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

Interactive Television Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50122 (Commission File Number)	98-0372720 (I.R.S. Employer Identification No.)

2010 Main Street, Suite 500 Irvine, California (Address of Principal Executive Offices)	92614 (Zip Code)

(949) 223-4100
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 15, 2007, Murray Williams resigned as the Chief Financial Officer, Treasurer and Secretary of Interactive Television Networks, Inc. (the “Registrant”), effective immediately. Charles Prast, the Chief Executive Officer of the Registrant has assumed the positions of interim Chief Financial Officer and Secretary until a replacement for Mr. Williams is appointed. Mr. Williams has agreed to continue to provide the Registrant with financial related services on a consulting basis.

On February 15, 2007, Murray Williams also resigned as a director of the Registrant, effective immediately. Mr. Williams did not hold any positions on any committees of the Board of Directors at the time of his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE TELEVISION NETWORKS, INC.

Date: March 9, 2007	By:	/s/ CHARLES PRAST
Charles Prast, Chief Executive Officer